Exhibit 10.20

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is entered into as of August 7, 2015, by and among Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco”), Genco Investments LLC, a Marshall Islands limited liability company (“Genco Investments”), and Baltic Trading limited, a Marshall Islands corporation (“Baltic Trading”).  Genco and Baltic Trading are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.            Genco and Baltic Trading are party to a Management Agreement dated as of March 15, 2010 (as amended to date, the “Management Agreement”), pursuant to which Genco has provided certain management services to Baltic Trading.

B.            Genco and Baltic Trading are also party to an Omnibus Agreement dated as of March 15, 2010 (the “Omnibus Agreement”) pertaining, among other things, to the allocation of business opportunities and compliance with the terms of a prior credit facility of Genco.

C.            Genco Investments and Baltic Trading are party to a Subscription Agreement (the “Subscription Agreement” and, together with the Management Agreement and the Omnibus Agreement, the “Subject Agreements”) for the Class B Stock, par value $0.01 per share, of Baltic Trading (“Class B Stock”).

D.            On July 17, 2015, pursuant to an Agreement and Plan of Merger dated as of April 7, 2015 by and among Baltic Trading, Genco and Poseidon Merger Sub Limited, a Marshall Islands corporation (“Merger Sub”), (as amended to date, the “Merger Agreement”), Merger Sub merged with and into Baltic Trading with Baltic Trading continuing as the surviving corporation and an indirect wholly owned subsidiary of Genco, Baltic Trading’s outstanding Class B Stock was canceled, and Baltic Trading’s Amended and Restated Articles of Incorporation were further amended and restated to eliminate the Class B Stock.

E.            As a result of the foregoing transactions consummated pursuant to the Merger Agreement, the Parties wish to terminate the Subject Agreements.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Termination. Subject to the terms and conditions of this Termination Agreement, the Subject Agreements are hereby terminated effective as of July 18, 2015 (the “Termination Date”).  From and after the Termination Date, the Subject Agreements shall be deemed to be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall be terminated, except that any right of Genco to payment for services rendered under the Management Agreement prior to the Termination Date shall survive such termination.

2.             Miscellaneous.

(a)           This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings or undertakings, written or oral. This Agreement may be amended or modified only by the written agreement of all the Parties hereto.   No waiver of any provision hereof shall be effective unless set forth in a writing signed by the party to be charged.

(b)           This Agreement shall be governed by and construed under the law of the State of New York without regard to its choice of law provisions to the extent the same would direct the application of the laws of another jurisdiction.

(c)           The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(d)           If any of the provisions of this Agreement is held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

(e)           This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first set forth above.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

GENCO INVESTMENTS LLC

By:	/s/ John C. Wobensmith
Name:	John C. Wobensmith
Title:	Chief Financial Officer

BALTIC TRADING LIMITED

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

[Signature Page to the Termination Agreement]